EXECUTION COPY

SUPPLEMENT NO. 8 TO MASTER INDENTURE

THIS SUPPLEMENT NO. 8 TO MASTER INDENTURE, dated as of June 6, 2008 (this “Supplement”), is between GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Indenture Trustee”).

BACKGROUND

The parties hereto are parties to a master indenture, dated as of August 12, 2004 (as amended, modified or supplemented, the “Master Indenture”), between the Issuer and the Indenture Trustee (successor in interest to Wilmington Trust Company). The parties hereto desire to amend the Master Indenture as set forth herein. This Supplement is being entered into pursuant to Section 9.1(b) of the Master Indenture, and all conditions precedent to the execution of this Supplement, as set forth in such Section 9.1(b), have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Master Indenture and used but not otherwise defined herein have the meanings given to them in the Master Indenture.

SECTION 2. Note Trust Principal Balance. Pursuant to Section 9.1(a)(v) of the Master Indenture, the Master Indenture is hereby clarified as follows:

(a) Section 7 of Supplement No. 3 to the Master Indenture, dated as of June 30, 2006 among the parties hereto (“Supplement No. 3”), is hereby restated in its entirety to be read (and shall be deemed for all purposes to have read at all times after giving effect to Supplement No. 3) as follows:

SECTION 7. Note Trust Certificate, etc. All references in the Indenture or any Indenture Supplement to the Note Trust Certificate, the Note Trust Certificate Balance or the Series 2004-NTC Supplement are hereby deleted. All references in Section 5.1 of the Indenture to CDF Floorplan Receivables, L.P., CDF Financing, L.L.C. or the DFS Financing Trust are hereby deleted.

(b) In further clarification of the foregoing, (i) the definitions of “Free Equity Amount” and “Note Trust Principal Balance” set forth in Section 1.1 of the Master Indenture shall read (and shall be deemed for all purposes to have read at all times both prior to and after giving effect to Supplement No. 3) as follows:

“Free Equity Amount” means, on any date of determination, (a) the Note Trust Principal Balance, minus (b) the aggregate of the Collateral Amounts for all Series of Notes that are Outstanding.

Supplement No. 8 to Master Indenture

“Note Trust Principal Balance” means, as of any time of determination falling within or relating to a Monthly Period, the sum of (a) the Aggregate Principal Receivables and (b) the amount on deposit in the Excess Funding Account at that time (exclusive of any investment earnings on such amount).

and (ii) Section 2.8(b)(vii) of the Master Indenture shall read (and shall be deemed for all purposes to have read at all times both prior to and after giving effect to Supplement No. 3) as follows:

(vii) the Note Trust Principal Balance shall not be less than the Required Principal Balance as of the applicable Closing Date after giving effect to such New Issuance; and

SECTION 3. Amendments to Indenture Supplements. (a) Each of the series 2005-2 indenture supplement, series 2006-1 indenture supplement, series 2006-2 indenture supplement, series 2006-3 indenture supplement, series 2006-4 indenture supplement, series 2007-1 indenture supplement and series 2007-2 indenture supplement to the Indenture (collectively, the foregoing indenture supplements, the “Supplements”), each between the parties hereto, is hereby amended as described in this section below.

(b) Principal Sharing. Section 4.9 of each of the Supplements is amended by replacing the definition of the defined term “Principal Shortfall” therein with the following definition thereof:

The “Principal Shortfall” for this Series will be equal to (a) for any Transfer Date with respect to the Revolving Period or any Transfer Date during the Early Amortization Period prior to the Transfer Date relating to the earlier of (i) the Expected Principal Payment Date and (ii) the date on which all outstanding Series are in early amortization periods, zero, (b) for any Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of (i) the Note Principal Balance as of the last day of the Revolving Period, divided by the Controlled Accumulation Period Length over (ii) the amount of Available Principal Collections for such Transfer Date (excluding any portion thereof attributable to Shared Principal Collections or amounts available to be treated as Available Principal Collections pursuant to clauses (vi) and (vii) of Section 4.4(a)) and (c) for any Transfer Date relating to any Payment Date on or after earlier of (i) the Expected Principal Payment Date and (ii) the date on which all outstanding Series are in early amortization periods, the Note Principal Balance.

SECTION 4. Representations and Warranties. In order to induce the parties hereto to enter into this Supplement, each of the parties hereto represents and warrants unto the other parties hereto as follows:

(a) Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of this Supplement are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

Supplement No. 8 to Master Indenture

(b) Validity, etc. This Supplement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 5. Binding Effect; Ratification.

(a) This Supplement shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b) The Master Indenture, as supplemented hereby, remains in full force and effect. Any reference to the Master Indenture from and after the date hereof shall be deemed to refer to the Master Indenture as supplemented hereby, unless otherwise expressly stated.

(c) Except as expressly supplemented hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 6. Miscellaneous.

(a) THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH

Supplement No. 8 to Master Indenture

PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE MASTER INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement or any provision hereof.

(e) This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) BNYM (DELAWARE) acts solely as the Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Supplement shall look only to the Trust Estate for payment or satisfaction thereof.

(g) Executed counterparts of this Supplement may be delivered electronically.

[SIGNATURES FOLLOW]

Supplement No. 8 to Master Indenture

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST
By:	BNYM (DELAWARE), not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo Title: Vice President

S-1	Supplement No. 8 to Master Indenture

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Louis Bodi
Name: Louis Bodi Title: Vice President

By:	/s/ Mark Esposito
Name: Mark Esposito Title: Associate

S-2	Supplement No. 8 to Master Indenture